UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Reported): October 6, 2021 (September 30, 2021)

NATIONAL HEALTH INVESTORS INC
(Exact name of registrant as specified in its charter)

Maryland	001-10822	62-1470956
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	NHI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).             Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into Material Definitive Agreements.

On September 30, 2021, NHI sold an independent living facility previously leased to Holiday Retirement located in Fort Wayne, Indiana. In connection with that sale, NHI entered into a Fourth Amendment to Master Lease effective as of September 30, 2021 (“Fourth Amendment”) by and between NHI and its affiliates (“Landlord”) and WELL Churchill Leasehold Owner LLC (“Tenant”), as successor in interest to NH Master Tenant LLC, which amended that certain Master Lease dated December 23, 2013 (the “Initial Lease”), as amended by that certain Amendment to Master Lease and Termination of Guaranty dated November 5, 2018 (the “First Amendment”), as amended by that certain Second Amendment to Master Lease dated January 3, 2019 (the “Second Amendment”), as amended by that certain Third Amendment to Master Lease dated August 19, 2021 (the “Third Amendment” and together with the Initial Lease, the First Amendment and the Second Amendment, the “Lease”).

The Fourth Amendment released the sold facility from the Lease and adjusted the base rent under the Lease to reflect the release of the property. The description herein of the Fourth Amendment is qualified in its entirety, and the terms therein are incorporated herein by reference to the Fourth Amendment which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

Exhibit Index
Number	Exhibit
10.1	Fourth Amendment to Master Lease
104	Cover Page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By:    /s/ John L. Spaid
Name:    John L. Spaid
Title:    Principal Financial Officer

Date:    October 6, 2021